UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 11, 2018

Black Box Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Park Drive Lawrence, Pennsylvania	15055
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 746-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 11, 2018, Black Box Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AGC Networks Pte Ltd., a company organized under the laws of Singapore (“Top Parent”), BBX Main Inc., a Delaware corporation and a wholly owned subsidiary of Top Parent (“Parent”), BBX Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“BBX Intermediate”), and Host Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of BBX Intermediate (“Merger Sub”, and, together with Top Parent, Parent and BBX Intermediate, the “Parent Entities” and each, a “Parent Entity”). Pursuant to the terms of the Merger Agreement, Top Parent, Parent and BBX Intermediate have agreed to cause Merger Sub to commence a tender offer (as it may be extended, amended or supplemented from time to time, the “Offer”) to purchase any and all of the outstanding shares of common stock, par value $0.001 per share, of the Company (the “Shares”), at a price of $1.08 per Share, net to the holder thereof, in cash, without interest thereon (such amount, the “Offer Price”).

Under the terms of the Merger Agreement, Merger Sub must commence the Offer no later than ten business days after the initial public announcement of the Merger Agreement. Unless the Offer is extended pursuant to and in accordance with the Merger Agreement, the Offer will expire at midnight (i.e., one minute after 11:59 pm), New York time, on the date that is 20 business days after (and including the day of) the commencement date of the Offer (the “Original Expiration Time”).

As soon as practicable (and in any event within one business day) following the consummation of the Offer, Merger Sub will merge with and into the Company (the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and Section 251(h) thereof. Each Share that is not tendered and accepted pursuant to the Offer (other than Shares owned by BBX Intermediate, Merger Sub or the Company, or by any of their direct or indirect wholly owned subsidiaries, and Shares held by stockholders of the Company who are entitled to demand and who will have properly and validly demanded their statutory rights of appraisal in compliance in all respects with Section 262 of the DGCL) will be automatically converted into the right to receive the Offer Price at the time of the Merger (such time, the “Effective Time”), and the Company will survive the Merger as a wholly owned subsidiary of BBX Intermediate, all upon the terms and subject to the conditions set forth in the Merger Agreement.

The Board of Directors of the Company (the “Company Board”) has unanimously determined to enter into the Merger Agreement, and that the Merger, the Offer and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and the stockholders of the Company, and resolved to recommend to the stockholders of the Company that they accept the Offer and tender their Shares to Merger Sub pursuant to the Offer upon the terms and subject to the conditions set forth in the Merger Agreement.

The obligation of Merger Sub to purchase Shares tendered in the Offer is subject to customary closing conditions, including, among other things, that at the expiration of the Offer a simple majority of all of the then outstanding Shares be validly tendered and not withdrawn in accordance with the terms of the Offer (the “Minimum Condition”).

BBX Intermediate has obtained debt financing commitments from Pathlight Capital LLC and Encina Business Credit, LLC, pursuant to a debt commitment letter (the “Debt Commitment Letter”), and Parent has obtained an equity financing commitment from Essar Telecom Limited (“ETL”), an entity organized under the laws of Mauritius and an affiliate of the Parent Entities, pursuant to an equity commitment letter (the “Equity Commitment Letter”), in each case to fund the transactions contemplated by the Merger Agreement. The Merger Agreement requires Parent to use its reasonable best efforts to obtain such financing on the terms and conditions described in the Debt Commitment Letter and Equity Commitment Letter. ETL’s obligation under the Equity Commitment Letter to purchase or cause the purchase of equity of Parent is subject to certain conditions, including confirmation from Pathlight Capital LLC and Encina Business Credit, LLC that the debt financing contemplated by the Debt Commitment Letter (the “Debt Financing”) will be funded substantially concurrently with consummation of the Merger. The Company is a third-party beneficiary of the Equity Commitment Letter. The availability of the Debt Financing is subject to certain conditions, including the existence of borrowing bases in amounts sufficient to support the amount of the Debt Financing to be funded upon consummation of the Merger, certain liquidity thresholds, the consummation of the Offer and the Merger, the receipt by the Company of an equity contribution from one or more of the Parent Entities and the discharge of the Company’s indebtedness under the Amended Credit Agreement, as defined below, pursuant to the terms of the Consent Agreement, as defined below. The Offer is not subject to a financing condition.

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. Among them, the Company has agreed to certain operational covenants and to conduct its operations in the ordinary course of business during the period between the execution of the Merger Agreement and the Effective Time, subject to certain exceptions, including for actions taken by the Company in connection with efforts to preserve the liquidity of the Company and to remain in compliance with a budget approved pursuant to the terms of the Amended Credit Agreement. The Company has also agreed to obtain from the Agent and the Lenders, each as defined below, within five business days after the execution date of the Merger Agreement, an extension of the maturity date of the Company’s “last in first out” senior revolving credit facility (the “LIFO Facility”) from December 15, 2018 to December 31, 2018. If the Company fails to obtain such an extension, then Parent shall have a right to terminate the Merger Agreement and the Company will be required to pay to Parent a termination fee equal to $1,500,000. While the Company has been advised by the Agent that it and the Lenders have agreed in principle to grant such extension on the LIFO Facility, there can be no assurance that it will be timely obtained or obtained at all.

The Company is permitted to solicit, initiate and facilitate proposals or discussions with third parties regarding alternative transactions until the Parent Entities fund an escrow account in an amount equal to $15,000,000 for purposes of securing any applicable reverse termination fee (the “Escrow Funding”). The Parent Entities have no obligation to effect the Escrow Funding. If the Escrow Funding occurs, the Company will become subject to certain restrictions on the solicitation, initiation or facilitation of proposals or discussions with third parties regarding alternative transactions, except in the case of alternative refinancing transactions that might also include a limited equity component (“Exempted Alternative Transactions”), which are exempt from such restrictions. In addition to the Company’s right to take such actions with regard to Exempted Alternative Transactions, these restrictions on the Company are also subject to customary “fiduciary out” provisions that allow the Company, under certain circumstances and in compliance with certain obligations, to provide information and participate in discussions and negotiations with respect to unsolicited third-party acquisition proposals that would reasonably be expected to lead to a transaction on terms and conditions more favorable in the aggregate to the creditors and stockholders of the Company than the terms and conditions of the transactions contemplated by the Merger Agreement (a “Superior Proposal”). In circumstances where the failure to do so would be inconsistent with the Company Board’s fiduciary duties, the Company Board is also permitted, subject to certain obligations and termination fees, to change its recommendation that the stockholders of the Company accept the Offer and tender their Shares to Merger Sub pursuant to the Offer (a “Change of Recommendation”) and permit the Company to terminate the Merger Agreement to accept a Superior Proposal.

In addition to customary termination provisions for both the Company and Parent, the Company is permitted to terminate the Merger Agreement to enter into an alternative transaction under certain circumstances, including an alternative transaction that is (i) a Superior Proposal to purchase a majority of the stock or assets of the Company, subject to certain matching rights of Parent (a “Company Takeover Proposal”), (ii) a Superior Proposal to recapitalize or otherwise invest in the Company after the Original Expiration Time but prior to the earlier of the date and time of the acceptance for payment by Merger Sub of Shares pursuant to the Offer and the Escrow Funding (an “Alternative Transaction Proposal”) or (iii) a Superior Proposal in respect of an Exempted Alternative Transaction.

Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay to Parent a “termination fee.” If the Merger Agreement is terminated as a result of the Company’s agreement to enter into an alternative transaction, then the Company will generally be required to pay to Parent an amount equal to (i) $2,500,000 if the Company agrees to accept a Company Takeover Proposal, or (ii) an amount equal to $1,500,000 if the Company agrees to accept an Alternative Transaction Proposal or enter into an Exempted Alternative Transaction. If the termination fee becomes payable as a result of a Change of Recommendation, the amount of the termination fee will be $1,500,000.

The Merger Agreement also provides that, upon termination of the Merger Agreement under specified circumstances, Parent will be required to pay to the Company a “reverse termination fee.” If the Merger Agreement is terminated based on Parent’s failure to consummate the Offer in certain circumstances, Parent will generally be required to pay a reverse termination fee to the Company in an amount equal to (a) $10,000,000 if all conditions to the Offer are satisfied or waived in accordance with the Merger Agreement, the Parent Entities have complied with their covenants and agreements under the Merger Agreement and the Debt Financing is not available in an amount sufficient to complete the Offer and the Merger or (b) $15,000,000 if the Parent Entities have not complied with their covenants and agreements under the Merger Agreement or fail to complete the Offer and the Merger and the Debt Financing is available. The reverse termination fees are guaranteed by ETL pursuant to the Limited Guarantee, as further described below.

Along with the termination fees described above, the Company or Parent will be obligated to pay an expense reimbursement in an amount equal to $1,000,000 (the “Expense Amount”) under certain circumstances. If Parent or the Company terminates the Merger Agreement due to a failure to meet the Minimum Condition by February 8, 2019 (the “Termination Date”), then the Company will be required to pay to Parent the Expense Amount. Additionally, although clearance by the Committee on Foreign Investment in the United States (“CFIUS”) is not a condition to the consummation of the Offer, if the Company terminates the Merger Agreement because of a failure to satisfy certain conditions of the Offer due to CFIUS, then Parent will be required to pay to the Company the Expense Amount. Parent’s payment of the Expense Amount is guaranteed by ETL pursuant to the Limited Guarantee, as further described below.

As of the Effective Time, each option to purchase Shares outstanding under the Company’s 2008 Long-Term Incentive Plan, as amended and restated (each such option, a “Company Option”), that is outstanding, unexercised and has an exercise price that is equal to or greater than the Offer Price will be cancelled and terminated for no consideration. Each Company Option that is outstanding, unexercised and has an exercise price that is less than the Offer Price will be cancelled, terminated and converted into the right of the holder to receive an amount in cash equal to the product of (x) the total number of Shares previously subject to such Company Option and (y) the excess of the Offer Price over the exercise price per share of such Company Option, less any required withholding taxes. No Company Option has an exercise price that is less than the current Offer Price.

Each outstanding or payable Company restricted stock unit award as of the Effective Time, whether vested or unvested (each a “Company RSU Award”), will be converted into the right of the holder to receive an amount in cash equal to the product of (x) the total number of Shares underlying such Company RSU Award and (y) the Offer Price, less any required withholding taxes. As of the Effective Time, each holder of a Company RSU Award will cease to have any rights with respect thereto, except for such right.

Each outstanding or payable Company performance share award as of the Effective Time, whether vested or unvested (each a “Company Performance Share Award”), will be converted into the right of the holder to receive an amount in cash equal to the product of (x) the total number of Shares underlying such Company Performance Share Award and (y) the Offer Price, less any required withholding taxes. As of the Effective Time, each holder of a Company Performance Share Award will cease to have any rights with respect thereto, except for such right.

Limited Guarantee

On November 11, 2018, the Company and ETL entered into a limited guarantee (the “Limited Guarantee”) in favor of the Company. Pursuant to the terms and conditions of the Limited Guarantee and the Merger Agreement, ETL has guaranteed the payment of (i) a reverse termination fee to the Company by Parent, (ii) the Expense Amount by Parent to the Company, (iii) certain obligations of Parent in connection with Parent’s agreement to arrange, obtain and consummate financing pursuant to the Merger Agreement and the Debt Commitment Letter, (iv) damages owed to the Company in connection with certain breaches of the Merger Agreement or the Debt Commitment Letter by the Parent Entities and (v) costs and expenses reasonably incurred by the Company in connection with the enforcement of certain rights under the Merger Agreement (together, the “Guaranteed Obligations”), provided that the maximum liability of ETL with respect to the Guaranteed Obligations shall not exceed $25,000,000.

Consent Agreement

Simultaneously with, and as a condition to the execution of, the Merger Agreement, the Company and certain direct and indirect wholly-owned subsidiaries of the Company (the “Guarantors”, and together, with the Company, the “Loan Parties”) have entered into a Consent Agreement (the “Consent Agreement”) with PNC Bank, National Association (“PNC”), certain other lenders party thereto (the “Lenders”) and PNC as administrative agent for the Lenders (in such capacity, the “Agent”) with respect to the Amended Credit Agreement, as defined below. The Consent Agreement provides, among other things, that upon the consummation of the Merger, the Lenders will receive an amount equal to $92,190,000 plus any unreimbursed amounts drawn on outstanding letters of credit issued under the Credit Agreement entered into among the Loan Parties, the Agent and the Lenders as of May 9, 2016, as amended by the Amendment and Joinder Agreement, dated August 9, 2017, as further amended by the Second Amendment, dated June 29, 2018 (as so amended, the “Amended Credit Agreement”), and any fees and costs associated therewith (the “Payoff Amount”). The Consent Agreement provides that the Payoff Amount will be in satisfaction of any and all amounts due and owing under the Amended Credit Agreement, including without limitation the aggregate principal amount outstanding, all accrued and unpaid interest thereon, all fees and expenses (other than the fees and expenses of the third party advisors to the Lenders, which to the extent not already paid by the Loan Parties, will be paid in full by such Loan Parties) and any premiums and penalties, but excluding certain contingent indemnification obligations. The Consent Agreement further provides that upon receipt of the Payoff Amount, the Lenders will agree to release all liens, mortgages and collateral of the Loan Parties.

The Payoff Amount assumes, among other things, that (i) the aggregate principal amount drawn on the LIFO Facility is the maximum amount of $10,000,000, (ii) the aggregate amount of accrued and unpaid interest under the Amended Credit Agreement through December 31, 2018 is approximately $2,650,000 and (iii) there are no unreimbursed drawings under letters of credit issued under the Amended Credit Agreement. If the aggregate principal amount drawn on the LIFO Facility is less than $10,000,000, the Payoff Amount will be decreased accordingly.

The Agent is permitted to terminate the Consent Agreement in certain circumstances, including, without limitation, if an Event of Default is continuing and not waived under the Amended Credit Agreement and the Agent delivers a notice of termination, the Merger Agreement is terminated, the Merger Agreement is modified in a manner that is materially adverse to the Agent or the Lenders, or the Minimum Condition is not met by the Termination Date. The Consent Agreement expires on December 31, 2018, unless extended by the Agent, provided that any extension beyond January 17, 2019 will require the consent of all of the Lenders. The effectiveness of the Consent Agreement is a condition to the consummation of the Offer and the Merger.

The foregoing description of the Merger Agreement, the Consent Agreement and the Limited Guarantee (the “Filed Agreements”) contained in Item 1.01 of this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Filed Agreements. A copy of each of the Merger Agreement, the Limited Guarantee and the Consent Agreement are attached hereto as Exhibit 2.1, Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference. The foregoing summary has been included to provide investors and security holders with information regarding its terms and is qualified in its entirety by the terms and conditions of the Filed Agreements. Except for each Filed Agreement’s status as a contractual document that establishes and governs the legal relations among the parties with respect to the transactions described therein, the Filed Agreements are not intended to be a source of factual, business, or operational information about the parties. The agreements, representations, warranties, and covenants contained in each Filed Agreement was made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to that agreement, and may be subject to limitations agreed among those parties, including being qualified by confidential disclosures among those parties. Instead of establishing matters as facts, the representations and warranties may have been made to allocate risks contractually among the parties, including where the parties do not have complete knowledge of all facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on representations, warranties, covenants, or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Item 8.01 Other Events.

Attached as Exhibit 99.1 is a copy of the joint press release issued by the Company and AGC Networks Limited (BSE: 500463 and NSE: AGCNET) on November 11, 2018 announcing the execution of the Merger Agreement and the transactions related thereto.

Additional Information and Where to Find It

The tender offer described herein has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any common stock of the Company or any other securities. On the commencement date of the tender offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the United States Securities and Exchange

Commission (the “SEC”) by the Parent Entities, and a solicitation/recommendation statement on Schedule 14D-9 will be filed with the SEC by the Company. The offer to purchase common stock of the Company will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SUCH STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the information agent for the tender offer that will be named in the tender offer statement on Schedule TO.

Cautionary Forward-Looking Statements

All of the statements in this document (including those incorporated by reference), other than historical facts, are forward-looking statements, including, without limitation, the statements made concerning the pending acquisition of the Company by the Parent Entities, and are based on a number of assumptions that could ultimately prove inaccurate. Forward-looking statements made herein with respect to the Offer, the Merger and related transactions, including, for example, the timing of the completion of the Merger and the potential benefits of the Merger, reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, the Company’s actual results may differ materially from its expectations or projections. The following factors, among others, could cause actual plans and results to differ materially from those described in forward-looking statements: (i) uncertainties as to the timing of the Offer and the Merger; (ii) uncertainties as to how many Company stockholders will tender their Shares in the Offer; (iii) the possibility that competing acquisition proposals will be made; (iv) the possibility that the Company will terminate the Merger Agreement to enter into an alternative business combination, refinancing, or other recapitalization transaction; (v) the possibility that various closing conditions for the transactions contemplated by the Merger Agreement may not be satisfied or waived; (vi) the risk that the Merger Agreement may be terminated in circumstances requiring the Company to pay a termination fee; (vii) risks related to the filing or filings to be made with CFIUS, and unanticipated developments in related law; (viii) the possibility that the transactions contemplated by the Merger Agreement may not be timely completed, if at all; (ix) the risk that, prior to the completion of the transactions contemplated by the Merger Agreement, if at all, the Company’s business and its relationships with employees, collaborators, vendors and other business partners could experience significant disruption, whether due to uncertainty related to the Offer, the Merger and related transactions or otherwise, continued degradation in the Company’s financial performance, or other factors; (x) the risk that the Parent Entities’ equity financing, debt financing or both are unavailable to complete the Offer or the Merger; (xi) the risk that stockholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability; (xii) the risk that the Company does not generate sufficient cash flow from operations to meet its obligations during the period prior to the completion of the transactions contemplated by the Merger Agreement; (xiii) the risks and uncertainties pertaining to the Company’s business; and (xiv) other factors included elsewhere in the Company’s public periodic filings with the SEC, as well as the tender offer materials filed and to be filed by the Parent Entities in connection with the Offer. Other factors that could cause actual results to differ materially include those set forth in the Company’s SEC reports, including, without limitation, the risks described in the Company’s Annual Report on Form 10-K for its fiscal year ended March 31, 2018, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 and the Company’s Current Report on Form 8-K, filed July 2, 2018, each of which are on file with the SEC. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov, on the Company’s website at https://www.blackbox.com/ under the Investor Relations section or upon request via phone at 724-873-6788. The Company disclaims any obligation or undertaking to update or revise the forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 11, 2018, by and among Black Box Corporation, AGC Networks Pte Ltd., BBX Main Inc., BBX Inc. and Host Merger Sub Inc.*

10.1	Consent Agreement, dated as of November 11, 2018, by and among Black Box Corporation, the Guarantors, the Lenders and the Agent.

10.2	Limited Guarantee, dated as of November 11, 2018, by and between Black Box Corporation and Essar Telecom Limited.

99.1	Joint Press Release, issued November 11, 2018, by Black Box Corporation and AGC Networks Limited.

*	Exhibits omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK BOX CORPORATION

Date: November 13, 2018

/s/ DAVID J. RUSSO
David J. Russo
Executive Vice President, Chief Financial Officer and Treasurer (Principal Accounting Officer)